Exhibit 1

JOINT FILING AGREEMENT

Dated as of January 27, 2014

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the common shares, par value $0.001 per share, of Parametric Sound Corporation, a Nevada corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

SG VTB HOLDINGS, LLC

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	Manager

RONALD DOORNINK 2012 IRREVOCABLE TRUST, DATED NOVEMBER 30, 2012

By:	/s/ Lonn Selbst
Trustee:	The Goldman Sachs Trust Company of Delaware
Name:	Lonn Selbst
Title:	Vice President

MARTHA M. DOORNINK 2012 IRREVOCABLE TRUST, DATED NOVEMBER 30, 2012

By:	/s/ Lonn Selbst
Trustee:	The Goldman Sachs Trust Company of Delaware
Name:	Lonn Selbst
Title:	Vice President

By:	/s/ Michael Rowe
Name:	Michael Rowe

By:	/s/ Amie Rowe
Name:	Amie Rowe

By:	/s/ Carmine Bonanno
Name:	Carmine Bonanno

By:	/s/ Frederick Romano
Name:	Frederick Romano

DOORNINK REVOCABLE LIVING TRUST, DATED DECEMBER 17, 1996, AS AMENDED

By:	/s/ Ronald Doornink and Martha Doornink
Name:	Ronald Doornink and Martha Doornink
Title:	Co-Trustees

By:	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox

[Signature Page to Joint Filing Agreement]